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                                                                   EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 Registration No. 333-29339) and related Prospectus of i2 Technologies, Inc. for the registration of 1,485,277 shares of its common stock and to the incorporation by reference therein of our report dated January 18, 1997, with respect to the consolidated financial statements of i2 Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 and our report dated June 12, 1997, with respect to the supplemental consolidated financial statements of i2 Technologies, Inc. included in the Company's Form 8-K/A filed July 1, 1997 (Amendment No. 1 to the Current Report on Form 8-K dated June 12, 1997), filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Dallas, Texas

July 25, 1997